UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2020

U.S. ENERGY CORP.

(Exact Name of Company as Specified in its Charter)

Wyoming	000-06814	83-0205516
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

675 Bering Drive, Suite 100, Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	USEG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by U.S. Energy Corp. (“U.S. Energy”, the “Company”, “we” or “us”) with the Securities and Exchange Commission on November 9, 2020, on November 9, 2020, the Company, through its wholly-owned subsidiary New Horizon Resources LLC, entered into a Purchase and Sale Agreement (“PSA”) to acquire certain assets from Newbridge Resources LLC (“Newbridge”).

The acquisition closed on December 1, 2020, with an effective date of November 1, 2020.

The assets acquired include acreage and operated producing properties in Liberty County, Texas (the “Properties”). The Properties also consist of approximately 680 net acres located primarily in Liberty County, Texas which are 100% held by production, and which average a 100% working interest and 86% net revenue interest.

The consideration paid by the Company for the Properties consisted of 67,254 shares of the Company’s restricted common stock, valued at $250,000 ($3.7172 per share, the volume-weighted average price of the Company’s common stock, as traded on The NASDAQ Capital Market, for the 15 trading days immediately prior to the closing date) (the “Newbridge Shares”).

The foregoing summary description of the PSA does not purport to be complete and is qualified in its entirety by reference to the full text of the PSA, which is incorporated by reference as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 3.02 Unregistered Sales of Equity Securities.

As noted in Item 1.01 above, on December 1, 2020, the Company issued Newbridge the Newbridge Shares in consideration for the Properties. The issuance of the Newbridge Shares was exempt from registration pursuant to Section 4(a)(2) and/or Rule 506(b) of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the foregoing issuance did not involve a public offering, the recipient was an “accredited investor”, and the recipient acquired the securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The securities were offered without any general solicitation by us or our representatives. The securities are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements of the Properties, to the extent required to be disclosed pursuant to this Item 9.01, will be filed no later than 71 calendar days after the date that this Current Report on Form-8-K is required to be filed.

(b) Pro Forma Financial Information

Pro forma financial information relative to the acquisition of the Properties, to the extent required to be disclosed pursuant to this Item 9.01, will be filed no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit No.	Description

10.1#	Asset Purchase and Sale Agreement dated November 9, 2020, by and between Newbridge Resources LLC, as Seller, and New Horizon Resources LLC, a wholly-owned subsidiary of U.S. Energy Corp., as Buyer (filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 9, 2020, and incorporated by reference herein)(File No. 000-06814)

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that U.S. Energy Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

By:	/s/ Ryan Smith
Ryan Smith
Chief Executive Officer

Dated:	December 4, 2020

EXHIBIT INDEX

Exhibit No.	Description

10.1#	Asset Purchase and Sale Agreement dated November 9, 2020, by and between Newbridge Resources LLC, as Seller, and New Horizon Resources LLC, a wholly-owned subsidiary of U.S. Energy Corp., as Buyer (filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 9, 2020, and incorporated by reference herein)(File No. 000-06814)

# Certain schedules and exhibits have been omitted pursuant to Item 601(b)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however, that U.S. Energy Corp. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.